NewBridge Global Ventures Appoints Arthur H. Kwan, Canadian Cannabis Industry Executive, To Board of Directors

Kwan is President and CEO of Canna Income Fund

Alameda, CA, April 16, 2019 -- NewBridge Global Ventures, Inc. (“NewBridge” or the “Company”), (OTCQB: NBGV), a company focused on the emerging and dynamic legal and regulated cannabis industry, today announced the appointment of Arthur H. Kwan to the Company’s Board of Directors. Mr. Kwan’s appointment is effective immediately and increases the Boards’ membership to 5 directors, including 2 independent directors.

Arthur H. Kwan, MBA, CFA, ICD.D, is a well-known Canadian cannabis industry executive who brings over 20 years of investment banking, capital markets, and private equity experience to the NewBridge Global Ventures Board of Directors. He is currently the President and CEO of Canna Income Fund, a private investment firm focused on the cannabis sector. He is also the Managing Partner of Aston Capital Advisors, a capital, financial, and strategic advisory and merchant banking firm focused on the cannabis and energy sectors. He has been involved as an investor, financier, and advisor to several early-stage cannabis companies.

“Arthur Kwan’s knowledge, contacts, and experience in the Canadian financial community will be of great benefit to NewBridge, most immediately as we explore the potential benefits of a dual stock listing on the Canadian Stock Exchange,” said Bob Bench, Interim President and CFO.  “We’re so pleased that he accepted the appointment to our Board; we all look forward to working with him and welcome him to NewBridge.”

“I share the NewBridge team’s vision for growth and their commitment to industry leadership, corporate governance, compliance and best practices. I look forward to working with them as they execute the Company’s strategic plans and build NewBridge to a position of industry leadership,” commented Arthur Kwan.

Mr. Kwan began his investment career in 1997 with TD Asset Management and went on to hold increasingly senior investment banking positions with Scotia Capital, PI Financial, and Paradigm Capital, where he was Managing Director, Investment Banking. He has led the origination, negotiation, and execution of many investment banking transactions including mergers, acquisitions, divestitures, initial public offerings, short-form prospectus offerings, private placements of equity, debt, and hybrid securities, restructurings, refinancing’s, and reorganizations. Over his career, he has successfully originated, advised, negotiated, and executed on transactions with an aggregate value exceeding $1 billion.

Mr. Kwan’s current and past appointments include on the Board of Directors of High Tide, Inc., which is listed on the Canadian Stock Exchange, and 7LV (private). He also serves on the Board of Advisors of Qwest Funds / AlphaDelta Funds, a public cannabis fund and has been a speaker at a number of cannabis industry conferences. He holds a Bachelor of Business Administration in Finance from Simon Fraser University, a Master of Business Administration in International Finance from Wilfrid Laurier University, the Chartered Financial Analyst designation from the CFA Institute, and the ICD.D designation from the Institute of Corporate Directors. He is also a graduate of the European Summer School for Advanced Management program from the University of Aarhus in Denmark.

About NewBridge Global Ventures

NewBridge Global Ventures, Inc.  (OTCQB: NBGV) is a US public company acquiring and currently operating a vertically integrated portfolio of California cannabis and hemp companies. Our vertical structure includes genetics, cloning, cultivation, processing, and distribution. We believe by focusing on compliance, industry best practices, standardization, and corporate governance, NewBridge Global Ventures, Inc. will be squarely positioned for rapid sales growth in the legal California cannabis and industrial hemp industry. For more information go to: www.newbridgegv.com

Forward-Looking Statements

Statements about the expected timing, and all other statements in this press release, other than historical facts, constitute forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.  Forward-looking statements speak only as of the date hereof and are based on current expectation and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected.  A number of the matters discussed herein that are not historical or current facts deal with potential future circumstances and developments that may or may not materialize.  This press release speaks only as of its date, and except as required by law, we disclaim any duty to update.

Contacts:

Bob Bench, Interim President and CFO

bob@newbridgegv.com

801-362-2115

Investors:

Stephanie Prince

PCG Advisory Group

sprince@pcgadvisory.com

646.762.4518